Exhibit 99.Section 19(a)

EXHIBIT 3: NOTICES TO FUND’S SHAREHOLDERS IN ACCORDANCE WITH INVESTMENT COMPANY ACT

TEKLA LIFE SCIENCES INVESTORS

Notification of Sources of Distribution

Distribution Paid Date: December 31, 2018

Distribution Amount Per Common Share: $0.42

The following table sets forth the estimated amounts of the current distribution, paid December 31, 2018, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date(1)	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.1346	32%	$0.1346	32%
Net Realized LT Cap Gains	$0.0000	0%	$0.0000	0%
Return of Capital or Other Capital Source	$0.2854	68%	$0.2854	68%
TOTAL (per common share):	$0.4200	100%	$0.4200	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from October 31, 2013 through October 31, 2018	8.04%
Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2018	9.15%
Cumulative total return at NAV for the fiscal year, through October 31, 2018(2)	-13.44%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of October 31, 2018(1)	2.29%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from quarter to quarter because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized losses on sale of securities is $37,544,606, of which $38,157,693 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1)The Fund’s current fiscal year began on October 1, 2018.

(2)Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2018 through October 31, 2018.

Tekla Life Sciences Investors

CUSIP: 87911K100

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

02YODC 002CSN9915

TEKLA LIFE SCIENCES INVESTORS

Notification of Sources of Distribution

Distribution Paid Date: March 29, 2019

Distribution Amount Per Common Share: $0.33

The following table sets forth the estimated amounts of the current distribution, paid March 29, 2019, and the cumulative distributions paid this fiscal year-to-date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains, and return of capital or other capital source. The Fund estimates that it has distributed more than its income and net realized capital gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all the money that you invested in the Fund is paid back to you. A return of capital distribution does not necessarily reflect the Fund’s investment performance and should not be confused with ‘yield’ or ‘income’. All amounts are expressed per common share.

	Current Distribution	Percentage Breakdown of Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date(1)	Percentage Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date(1)
Net Investment Income	$0.0000	0%	$0.0000	0%
Net Realized ST Cap Gains	$0.0000	0%	$0.1346	18%
Net Realized LT Cap Gains	$0.2507	76%	$0.2507	33%
Return of Capital or Other Capital Source	$0.0793	24%	$0.3647	49%
TOTAL (per common share):	$0.3300	100%	$0.7500	100%

The table below includes information relating to the Fund’s performance based on its NAV for certain periods.

Average annual total return at NAV for the period from January 31, 2014 through January 31, 2019	5.63%
Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2019	7.01%
Cumulative total return at NAV for the fiscal year, through January 31, 2019(2)	-8.72%
Cumulative fiscal year-to-date distribution rate expressed as a percentage of NAV as of January 31, 2019(1)	3.99%

You should not draw any conclusions about the Fund’s investment performance from the amount of this distribution or from the terms of the Fund’s managed distribution policy.

The composition of this and subsequent distribution may vary from quarter to quarter because it may be materially impacted by future realized gains and losses on securities. The aggregate of the net unrealized appreciation of portfolio securities and net realized gains on sale of securities is $100,022,486, of which $90,185,760 represents net unrealized appreciation of portfolio securities.

The amounts and sources of distributions reported in this 19(a) Notice are only estimates and are not being provided for tax reporting purposes. The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Fund’s investment experience during the remainder of its fiscal year and may be subject to changes based on tax regulations. The Fund will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purposes.

(1)The Fund’s current fiscal year began on October 1, 2018.

(2)Cumulative total return at NAV is the percentage change in the Fund’s NAV and includes all distributions and assumes the reinvestment of those distributions for the period of September 30, 2018 through January 31, 2019.

Tekla Life Sciences Investors

CUSIP: 87911K100

www.teklacap.com

Tekla Capital Management LLC

100 Federal Street, 19th Floor

Boston, Massachusetts 02110

617-772-8500

Fax: 617-772-8577

031FGA             002CSN9CE0